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                                                                    EXHIBIT 99.1


                                                        Contact: Brian K. Miller
                                                        Vice President - Finance
                                                        Tyler Technologies, Inc.
                                                                  (214) 547-4020
                                                   bmiller@tylertechnologies.com

                                                           FOR IMMEDIATE RELEASE


                    TYLER TECHNOLOGIES ANNOUNCES ELECTION OF
                    G. STUART REEVES AS CHAIRMAN OF THE BOARD


DALLAS, TEXAS, APRIL 8, 2002 -- Dallas-based Tyler Technologies, Inc. (NYSE:
TYL) today announced that its Board of Directors has elected G. Stuart Reeves as Chairman of the Board and has elected John M. Yeaman as Chief Executive Officer, in addition to his present role as President. These appointments follow the retirement of Louis A. Waters from his positions as Chairman of the Board and Co-Chief Executive Officer of the Company.

Mr. Waters is retiring from Tyler after serving as Chairman of the Board since 1997, when Tyler embarked on its strategy to build a leading company serving the information technology needs of local governments nationwide.

Tyler's Board of Directors expressed its appreciation for Mr. Waters' dedicated service to the Company during these pivotal years. "Lou's expertise and guidance have been major factors in Tyler's growth and success since 1997," commented Mr. Yeaman. "As a key architect of Tyler's strategy, his experience was particularly valuable in connection with our acquisition program and in dealing with the financial challenges that faced the Company in establishing a leadership position in the local government IT market. We have been fortunate to have a leader of Lou's caliber to help us achieve the goals we established back in 1997."

"I am very excited about this management team and their ability to build Tyler from here," stated Mr. Waters. "We have completed the acquisition and development phase of our strategy and the Company has now reached critical mass. We've paid off our acquisition debt and are generating strong cash flow. We have a clear growth strategy based on product development, market penetration and internal growth. My goals in the development, acquisition and financial areas have been achieved, and it is time to turn the future over to this highly experienced and knowledgeable management team. With Stuart Reeves and John Yeaman at the helm, backed up by strong operational support from a senior management team with many years of experience in our industry, I am very confident that we have the management in place that will continue to build a great company."

Mr. Reeves assumes the role of non-executive Chairman of Tyler's Board of Directors after serving on Tyler's Board since June 2001. Mr. Reeves retired from Electronic Data Systems Corporation (EDS) in 1999 after 32 years of service. Mr. Reeves held a variety of executive positions at EDS, most recently Executive Vice President, North and South America. During his tenure with EDS, Mr. Reeves had responsibility for all of its government business. Mr. Reeves also served on the EDS Board of Directors from 1988 until 1996.


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Tyler Technologies Announces Election of G. Stuart Reeves as Chairman
April 8, 2002
Page 2


Mr. Yeaman joined Tyler as President in December 1998 and was elected to Tyler's Board of Directors in 1999. Since March 2000, he has served as Co-Chief Executive Officer with Mr. Waters.

"One of the major strengths of our company is the depth and experience of our senior management team," continued Mr. Yeaman. "The leaders of our major business units, including John Marr, Glenn Smith, Bruce Nagel and Dusty Womble, possess a wealth of industry experience, market understanding and technical expertise, and they will continue to assume expanded roles within the Tyler Technologies organization. Their in-depth knowledge of our customers, as well as their leadership skills, will be invaluable as we continue to build on our position as the leading provider of information technology products and services for local governments nationwide."

Based in Dallas, Tyler Technologies is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to make local government more accessible to the public, more responsive to needs of citizens, and more efficient. Tyler's client base includes nearly 6,000 local government offices in 49 states, Canada and Puerto Rico. More information about Tyler Technologies can be found on the World Wide Web at www.tylertechnologies.com.


Tyler Technologies, Inc. has included in this press release "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations. Tyler Technologies expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any change in its expectations. These expectations and the related statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, changes in competition, changes in general economic conditions, changes in the budgets and regulatory environments of the Company's customers, risks associated with the development of new products and the enhancement of existing products, the ability to attract and retain qualified personnel, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.


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